Exhibit (a)(1)(E)

Offer to Purchase

by

Asta Funding, Inc.

for

Up to 5,314,009 Shares of Its Common Stock
at a Purchase Price of $10.35 Per Share

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

January 19, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated January 19, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Asta Funding, Inc., a Delaware corporation (the “Company”), to purchase up to 5,314,009 shares of its common stock, par value $0.01 per share (the “Shares”), at a price of $10.35 per share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. Pursuant to the Settlement Agreement (the “Settlement Agreement”), dated January 6, 2017, by and among The Mangrove Partners Master Fund, Ltd., The Mangrove Partners Fund, L.P., Mangrove Partners Fund (Cayman), Ltd., Mangrove Partners, Mangrove Capital and Nathaniel August (collectively, “Mangrove”), and, for limited purposes stated therein, Gary Stern, Ricky Stern, Emily Stern, Arthur Stern, Asta Group, Incorporated and GMS Family Investors LLC (collectively, with Gary Stern, Ricky Stern, Emily Stern, Arthur Stern and Asta Group Incorporated, the “Stern Family”), Mangrove will tender their respective 4,005,701 Shares for purchase by Asta. See Sections 1, 3 and 14 of the Offer to Purchase. Capitalized terms used in this letter but not defined herein have the meanings given in the enclosed Offer to Purchase.

Asta will purchase all Shares that it purchases in the Offer at the Purchase Price. However, because of the proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at the Purchase Price may not be purchased if more than 5,314,009 Shares are properly tendered and not properly withdrawn. In addition, if a tender is conditioned upon the purchase of a specified number of Shares, it is possible that none of those Shares will be purchased. If the number of Shares properly tendered is less than or equal to 5,314,009 Shares, the Company will, on the terms and subject to the conditions of the Offer, purchase all Shares so tendered.

Subject to the terms and conditions of the Offer, only Shares properly tendered, or deemed to be tendered, at the Purchase Price and not properly withdrawn will be eligible for purchase in the Offer. Shares tendered but not purchased pursuant to the Offer will be returned to the tendering stockholders promptly following the Expiration Date. Gary Stern (or his permitted assignees) has unconditionally agreed to purchase, and Mangrove has unconditionally agreed to sell, at the Purchase Price of $10.35 per Share any Shares that Mangrove owns that Asta did not purchase pursuant to the Offer on the eleventh business day following the closing of the Offer. See Section 6 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered, or deemed to be tendered, at the Purchase Price and not properly withdrawn prior to the Expiration Date exceeds 5,314,009, the Company will purchase Shares: (i) first, from all stockholders who properly tender Shares at the Purchase Price (and do not properly withdraw them prior to the Expiration Date), on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares (except for stockholders who tendered Shares conditionally for which the condition was not satisfied), until the Company has purchased 5,314,009 Shares; and (ii) second, only if necessary to permit the Company to purchase 5,314,009 Shares from holders who properly tender Shares conditionally (and do not properly withdraw them prior to the Expiration Date) and for which the condition was not initially satisfied, by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date. See Sections 1, 6, 7 and 9 of the Offer to Purchase.

The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 10 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information; you cannot use it to tender Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.     You may tender your Shares at the Purchase Price, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

2.     You should consult with your investment or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3.     The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 10 of the Offer to Purchase.

4.     The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on February 15, 2017, unless the Offer is extended or withdrawn.

5.     The Offer is for 5,314,009 Shares, constituting approximately 44.7% (as of January 17, 2017) of the total number of the Company’s outstanding Shares (including Shares of unvested restricted stock).

6.     Except as set forth in Section 8 of the Offer to Purchase, the Company will pay all stock transfer taxes or stamp duties on its purchase of Shares pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

7.     If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

8.     If you wish to tender Shares, you should complete, sign and return to the Depositary the Internal Revenue Service (“IRS”) Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) in order to avoid U.S. federal income tax backup withholding of 28% of the gross proceeds paid to you pursuant to the Offer. See the “Important U.S. Federal Income Tax Information” section of the Letter of Transmittal for further information.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your Shares, we will tender all your Shares held by us unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on February 15, 2017, unless the Offer is extended or withdrawn.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal, and is being made to all record holders of the Shares. The Company is not making the Offer to, nor will it accept tenders from or on behalf of, stockholders in any state within the United States of America in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that state. In any U.S. state where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such U.S. state.

WHILE THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT MADE AND IS NOT MAKING, AND NONE OF THE COMPANY, THE COMPANY’S AFFILIATES OR SUBSIDIARIES, THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) OR THE DEPOSITARY HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. OTHER THAN MANGROVE WHO COMMITTED TO TENDER ALL OF THEIR SHARES AND THE STERN FAMILY WHO HAS AGREED NOT TO TENDER THEIR SHARES, PURSUANT TO THE SETTLEMENT AGREEMENT, YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND OTHER ADVISORS.

THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS HAVE INFORMED US THAT THEY DO NOT INTEND TO TENDER SHARES IN THE OFFER. IN ADDITION, PURSUANT TO THE TERMS OF THE SETTLEMENT AGREEMENT, THE STERN FAMILY HAS AGREED NOT TO TENDER ITS SHARES.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase

by

Asta Funding, Inc.

for

Up to 5,314,009 Shares of Its Common Stock
at a Purchase Price of $10.35 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 19, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Asta Funding, Inc., a Delaware corporation (the “Company”), to purchase up to 5,314,009 shares of its common stock, par value $0.01 per share (the “Shares”), at a price of $10.35 per share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned: __________ Shares. Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CONDITIONAL TENDER
(See Section 9 of the Offer to Purchase and Section 12 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is __________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code(s):

Daytime Area Code and Telephone Number:

Dated: ___________________, 2017

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